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                                                                    EXHIBIT 99.1


                                                                   PRESS RELEASE


CONTACTS:

Tanya Prather                                             Meredith Bagnulo
First Virtual Communications                              Merritt Group
603.886.9050 ext 359                                      703.556.6300 ext. 122
pr@fvc.com                                                bagnulo@merrittgrp.com
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        FIRST VIRTUAL COMMUNICATIONS AND CUSEEME NETWORKS COMPLETE MERGER

   COMBINED COMPANY HITS THE GROUND RUNNING TO SUPPORT CURRENT CUSTOMER BASE,
           GROWING IP CONFERENCING MARKET, AND PICTURETEL RELATIONSHIP


SANTA CLARA, California and NASHUA, New Hampshire - June 19, 2001 - First Virtual Communications (NASDAQ: FVCX) and CUseeMe Networks (NASDAQ: CUSM) today announced the completion of a merger between the two companies. At separate special meetings of shareholders held today, First Virtual Communications' and CUseeMe Networks' shareholders each approved the merger. The combined company retains the name of First Virtual Communications, Inc.

"We're pleased to have completed the merger process and we're eager to move full steam ahead in executing on our combined strategy and product roadmap," said Ralph Ungermann, chairman of the board for the combined company. "We have worked hard during the last several months to jointly assess our competencies and resources in light of the current market landscape. We are confident in our shared vision for the company and our ability to move quickly now that the merger is completed."

"First Virtual Communications is well-positioned to be a leading provider of rich media communications solutions for enterprise, service provider and consumer customers worldwide," said Killko Caballero, president and CEO of First Virtual Communications. "Our combined technologies and expertise have already given us a lead in the rich media communications market, and we expect to move quickly with the new organization to maintain that advantage. We look forward to serving our existing customers as well as a rapidly expanding IP marketplace and key industry partners such as PictureTel."

As previously announced, CUseeMe Networks common stock has been converted into First Virtual Communications common stock, at an exchange ratio of approximately 1.254, representing approximately 47 percent of the outstanding common stock of the combined company. At the close of trading on June 19, 2001, CUseeMe Networks common stock ceased to be traded on the Nasdaq National Market and


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shareholders of CUseeMe Networks have become shareholders of First Virtual
Communications. The combined company is headquartered in Santa Clara, California, and maintains its facilities in Nashua, New Hampshire, and La Gaude, France.

First Virtual Communications will discuss the completion of the merger as part of its regularly scheduled second quarter earnings call on July 31, 2001. Further details and dial-in information for the earnings call will be announced in July.

ABOUT FIRST VIRTUAL COMMUNICATIONS

First Virtual Communications, recently merged with CUseeMe Networks, is a world leader in providing rich media communications solutions, enabling interactive voice, video and data collaboration over IP-based networks. First Virtual provides cost-effective, integrated end-to-end solutions for large-scale deployments to enterprise desktops, as well as enabling best of breed seamless video collaboration with ISDN, DSL, and ATM networks. The company's flagship products, Click to Meet(TM) and CUseeMe(R) Videoware, provide a complete framework for delivering a new generation of video-enabled web collaboration applications that address the real-time communications needs of companies worldwide. The company's desktop conferencing solutions can be integrated seamlessly into popular enterprise messaging and collaboration environments such as Microsoft Exchange. First Virtual serves its global enterprise, service provider and portal customers through a worldwide network of resellers and partners. Additional information about First Virtual Communications can be found on the web at www.fvc.com.

ALL TRADEMARKS ARE RECOGNIZED.

CAUTIONARY STATEMENT

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS, "BELIEVES," "ANTICIPATES," "EXPECTS" AND WORDS OF SIMILAR IMPORT. SUCH FORWARD-LOOKING STATEMENTS HAVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF FIRST VIRTUAL COMMUNICATIONS, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: THE COMBINED COMPANY'S LIMITED OPERATING HISTORY AND VARIABILITY OF OPERATING RESULTS, FIRST VIRTUAL COMMUNICATIONS' RECENT LAUNCH OF ITS BROADBAND VIDEO SERVICES OFFERING, MARKET ACCEPTANCE OF VIDEO TECHNOLOGY, FIRST VIRTUAL COMMUNICATIONS' DEPENDENCE ON ATM BACKBONE TECHNOLOGY, POTENTIAL INABILITY TO MAINTAIN BUSINESS RELATIONSHIPS WITH FIRST VIRTUAL COMMUNICATIONS' AND CUSEEME NETWORKS' TELECOMMUNICATIONS CARRIERS, DISTRIBUTORS AND SUPPLIERS, RAPID TECHNOLOGICAL CHANGES, COMPETITION AND CONSOLIDATION IN THE VIDEO NETWORKING INDUSTRY, THE IMPORTANCE OF ATTRACTING AND RETAINING PERSONNEL, MANAGEMENT OF FIRST VIRTUAL COMMUNICATIONS' GROWTH, THE RISK THAT THE TWO COMPANIES MAY NOT BE SUCCESSFULLY INTEGRATED, THE FAILURE OF THE PARTIES TO EXECUTE A DEFINITIVE AGREEMENT WITH PICTURETEL AND OTHER RISK FACTORS REFERENCED IN FIRST VIRTUAL COMMUNICATIONS' PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S REPORT ON FORM-10 K FOR THE YEAR ENDED DECEMBER 31, 2000 AND REGISTRATION STATEMENT ON FORM S-4, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2001, AS AMENDED.


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